UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: June 25, 2003
(Date of earliest event reported)

International Absorbents Inc.
(Exact name of Registrant as specified in its charter)

Province of British Columbia, Canada	1-31642	None

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1569 Dempsey Road, North Vancouver, British Columbia, CANADA	V7K 1S8

(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code	(604) 681-6181

not applicable

(Former name or former address, if changed since last report)

ITEM 5.   Other Events.

At the Annual General Meeting of Shareholders held June 25, 2003 for International Absorbents Inc. (the “Registrant”), a British Columbia, Canada corporation, Daniel J. Whittle was elected to the Board of Directors for a term of two years. On June 25, 2003, at the Board of Directors meeting Shawn Dooley resigned from the Board of Directors. The Board of Directors then appointed Michael Bentley and Mr. Bentley consented to act as the new independent director. The press release, dated July 14, 2003, is attached as Exhibit 99.1 to this report.

ITEM 7.   Financial Statements and Exhibits.

c)	Exhibits

99.1	News Release of the Registrant dated July 14, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ABSORBENTS INC.

July 14, 2003	/s/ Gordon Ellis

Gordon L. Ellis, Chairman of the Board